EXHIBIT B

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS

APOLLO MEDICAL HOLDINGS, INC.

9% SENIOR SUBORDINATED CONVERTIBLE PROMISSORY NOTE

$_________________
November ___, 2012

FOR VALUE RECEIVED, the undersigned, APOLLO MEDICAL HOLDINGS, INC. (AMEH.OB), a company organized under the laws of the State of Delaware (the "Company"), promises to pay to the order of

_____________________________________________________________ or its registered assigns (the "Holder"), the principal sum of ______________ dollars ($___________), with interest from the date hereof at the rate of 9% per annum on the unpaid balance hereof until paid.

1. Principal. If not earlier converted pursuant to Section 3(a) hereof, the principal of this Note shall be payable on February 15, 2016 (the "Maturity Date").

2. Interest. The Notes will bear interest at a rate of 9.0% per year. Interest (including additional interest, if any) will be paid semi-annually in arrears on February 15 and August 15 of each year beginning on February 15, 2013.

Interest will be paid to the person in whose name a note is registered at the close of business on February 15 and August 15 (whether or not the day is a business day), immediately preceding the relevant interest payment date. Interest on the Notes will be computed on a 360-day year comprised of twelve 30-day months and will accrue from the date of the original issuance of the Notes. If any interest payment date falls on a date that is not a business day, such payment of interest (or principal in the case of the Maturity Date or any earlier repurchase date for the Notes) will be made on the next succeeding business day, and no interest or other amount will be paid as a result of any such delay. For purposes herein, an "Event of Default" exists if the Company fails to make a payment required by Section 1 or 2 hereof, and such failure is not cured within 10 days following written notice from the Holder.

3. Conversion Events and Mechanics of Conversion.

(a) Conversion. The note-holder may convert the principal and unpaid interest to the Company's Common Stock at any time on or before the maturity date at $0.40 per common share.

(b) Mechanics of Conversion. The Company shall not be obligated to issue certificates evidencing the Common Stock issuable upon a Conversion Event unless this Note is either delivered to the Company, duly endorsed, at the office of the Company, or the Holder notifies the Company that this Note has been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with this Note. After delivery of the Note, or delivery of an agreement and indemnification in the case of a lost Note, the Company shall issue and deliver to the Holder a certificate or certificates for the number of shares of Common Stock to which the Holder shall be entitled (the "Conversion Shares"), and a check payable to the Holder in the amount equal to the cash amounts payable as a result of a conversion into fractional shares of such preferred stock. Any Conversion Event shall be deemed to have occurred immediately prior to the close of business on the date of the Conversion Event, and the Holder entitled to receive the common stock issuable upon such conversion shall be treated for all purposes as the record holder of such common stock on such date.

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After receiving a written request from Holder to remove a restrictive legend, the Company will if necessary promptly obtain, at its own expense, an opinion of its counsel to the effect that the common stock may be registered without legend or restriction for sale or transfer under an exemption from such registration, and if the Rule 144 exemption is not available, public sale without registration will require compliance with an exemption under the 1933 Act.

The Company shall instruct its transfer agent to accept any such opinion(s) and will process the request for removal of the restrictive legend(s) within ten business days at the Company's expense.

If either the Company or its transfer agent, individually or jointly, fails or refuses to remove restrictive legends and has not delivered by traceable means the unrestricted certificates within 10 business days after receipt of the written request to do so, the Company shall pay a penalty to the Holder in an amount of additional restricted shares in the amount of 1% of the restricted shares in the original written request for each day after the date of receipt of the written request until the Holder receives the unrestricted shares.

As proscribed by Rule 144(d)(1)(i) and when the Holder provides the Company with a written Note conversion request, the applicable holding period for the common stock issued will have begun on the date of the Note purchase. Therefore if the Notes had been held for more than six months by non-affiliates of the Company, the common shares issued by the Company shall be issued without restriction based on current holding period requirements of Rule 144.

(c) Conversion Price Adjustments. The shares of Common Stock underlying the Note will have anti-dilution protection for stock splits, stock dividends, and/or similar transactions.

(d) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of any fractional shares to which the Holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the Conversion Price if the amount is greater than $0.40.

(e) The Note is callable in full or in part by the Company at any time after January 31, 2015 and after 60 days prior notice to both the Note-holder’s and the Placement Agent. If the Average Daily Value of Trades (“ADVT”) during the prior 90 calendar days as reported by Bloomberg is greater than $100,000, the Note is callable at a price of 105% of the Note’s par value and is callable at a price of 110% of the Note’s par value if the ADVT is less than $100,000.

If after Maturity Date, the Note has not paid in full, then the interest rate payable on the Note shall be adjusted from 9% per annum to the lesser of 30% per annum or the maximum statutory rate pursuant to California law and any other applicable jurisdiction of the applicable note holder and the Note’s conversion price will continuously change to the last 20 trading days Volume Weighted Average Price as reported by Bloomberg until the Note is paid in full.

4. Transfer Restrictions. The Holder shall not transfer the Note or the Conversion Shares (except to its own affiliate, subsidiary, or shareholders) until (a) it has first given written notice to the Company, describing briefly the manner of any such proposed transfer; and (b) (i) the Company has received from counsel satisfactory to the Company an opinion that such transfer can be made without compliance with the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and applicable state securities laws, or (ii) a registration statement filed by the Company under the 1933 Act and applicable state securities laws is declared effective by the Securities and Exchange Commission and state securities commissions having jurisdiction.

5. Currency; Payments. All references herein to "dollars" or "$" are to U.S. dollars, and all payments of principal of, and interest on, this Note shall be made in lawful money of the United States of America in immediately available funds. If the date on which any such payment is required to be made pursuant to the provisions of this Note occurs on a Saturday or Sunday or legal holiday observed in the State of California, such payments shall be due and payable on the immediately succeeding date which is not a Saturday or Sunday or legal holiday so observed.

6. Representations and Warranties of Holder. Holder hereby represents and warrants that:

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(a) Securities Not Registered. Holder is acquiring the Note for its own account, not as an agent or nominee, and not with a view to, or for sale in connection with, any distribution thereof in violation of applicable securities laws. By executing this Note, Holder further represents that Holder does not have any present contract, undertaking, understanding or arrangement with any person to sell, transfer or grant participations to such persons or any third person, with respect to the Note.

(b) Access to Information. The Company has made available to Holder the opportunity to ask questions of and to receive answers from the Company's officers, directors and other authorized representatives concerning the Company and its business and prospects, and Holder has been permitted to have access to all information which it has requested in order to evaluate the merits and risks of the purchase of the Note.

(c) Investment Experience. Holder is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Note.

(d) Regulation D. Holder is an "accredited investor" as defined in Rule 501 under the 1933 Act. In the normal course of business, Holder invests in or purchases securities similar to the Note and the Series A Convertible Preferred Stock and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of purchasing the Note. The Holder is not a registered broker dealer or an affiliate of any broker or dealer registered under Section 15(a) of the Exchange Act of 1934, as amended, or a member of the FINRA or a Person engaged in the business of being a broker dealer.

(e) Securities are Unregistered. Holder has been advised that (i) neither the Note nor the Common Stock issuable upon conversion of the Note has been registered under the 1933 Act or other applicable securities laws, (ii) the common stock issuable upon conversion of the Note may need to be held indefinitely, (iii) Holder will continue to bear the economic risk of the investment in the common stock issuable upon conversion of the Note after it is subsequently registered under the 1933 Act or an exemption from such registration is available, and (iv) when and if the common stock issuable upon conversion of the Note may be disposed of without registration in reliance on Rule 144 promulgated under the 1933 Act, such disposition may be made only in amounts in accordance with the terms and conditions of such Rule in effect at that time.

(f) Reservation of Stock Issuable on Conversion of the Note. The Company will at all times reserve and keep available, solely for issuance and delivery on the conversion of the Note, shares of Common Stock from time to time issuable on the conversion of the Note. Failure to adequately reserve for a period of thirty days shall constitute an Event of Default and cause the Principal of the Note to increase by 1% for each day thereafter that the Company does not reserve and keep available, solely for issuance and delivery on the conversion of the Note, shares of Common Stock from time to time issuable on the conversion of the Note.

(g) Pre-Existing Relationship. Holder has a pre-existing personal or business relationship with the Company or any of its officers, directors or controlling persons, or by his/its business or financial experience or the business or financial experience of his/its financial advisors who are unaffiliated with and who are not compensated by the Company, directly or indirectly, could be reasonably assumed to have the capacity to protect his/its own interest in connection with the acquisition of the Note and the common stock into which it converts.

(h) No Advertisement. Holder acknowledges that the offer and sale of the Note or the common stock into which it converts was not accomplished by the publication of any advertisement.

(i) No Review. Holder understands that no arbitration board or panel, court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, has passed upon or made any recommendation or endorsement of the common stock into which it converts.

(j) Holder understands that the Common Stock into which the Note may convert shall bear a restrictive legend in substantially the following form:

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THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED UNDER AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

7. Survival of Representation and Warranties. All representations and warranties made by Holder shall survive the earlier of the Maturity Date and shall remain effective and enforceable until the earlier to occur of the Maturity Date or the date on which claims based thereon shall have been barred by the applicable statutes of limitation.

8. Waiver. The Company expressly waives presentment, protest, demand, notice of dishonor, notice of nonpayment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, and diligence in collection.

9. Attorneys' Fees and Costs. In the event of any legal proceedings in connection with this Note, all expenses in connection with such legal proceedings of the prevailing party, the non-prevailing party upon demand shall reimburse including reasonable legal fees and applicable costs and expenses. This provision shall not merge with any enforcement order or judgment on this Note and shall be applicable to any proceeding to enforce or appeal any judgment relating to the Note.

10. Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

11. Successors and Assigns. This Note shall inure to the benefit of the Holder and its successors and permitted assigns and shall be binding upon the undersigned and its successors and permitted assigns. As used herein, the term "Holder" shall mean and include the successors and permitted assigns of the Holder.

12. Governing Law. The parties acknowledge and agree that this Note and the rights and obligations of all parties hereunder shall be governed by and construed under the laws of the State of California, without regard to conflict of laws principles.

13. Modification. This Note may not be modified or amended orally, but only by an agreement in writing signed by the party against whom such agreement is sought to be enforced.

14. Entire Agreement. This Note constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior written or oral agreements and understandings with respect to the matters covered hereby.

Signature page follows

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APOLLO MEDICAL HOLDINGS, INC.,
a Delaware corporation

By:
Its:
Address:

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EXHIBIT A

TO

NOTE

NOTICE OF EXERCISE

To Be Executed by the Holder

in Order to Exercise the Warrant

The undersigned Holder hereby elects to purchase _______ Shares pursuant to the attached Note, and requests that certificates for securities be issued in the name of:

__________________________________________________________

(Please type or print name and address)

__________________________________________________________

__________________________________________________________

__________________________________________________________

(Social Security or Tax Identification Number)

and delivered

to:_________________________________________________________________

___________________________________________________________________.

(Please type or print name and address if different from above)

If such number of Shares being purchased hereby shall not be all the Shares that may be purchased pursuant to the attached Note, a new Note for the balance of such Shares shall be registered in the name of, and delivered to, the Holder at the address set forth below.

In full payment of the purchase price with respect to the Shares purchased and transfer taxes, if any, the undersigned hereby tenders payment of $__________ by check, money order or wire transfer payable in United States currency to the order of [________________].

HOLDER:

Dated:	By:	/s/
Name
Title

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EXHIBIT B

TO

NOTE

FORM OF ASSIGNMENT

(To be signed only on transfer of Note)

For value received, the undersigned hereby sells, assigns, and transfers unto _____________ the right represented by the within Note to purchase ______ shares of Common Stock of _________, Inc., a Delaware corporation, to which the within Warrant relates, and appoints ____________________ Attorney to transfer such right on the books of ____________, Inc., a Delaware corporation, with full power of substitution of premises.

Dated:	By:	/s/
Name
Title
(signature must conform to name of holder as specified on the fact of the Warrant)

Address:

Signed in the presence of :

Dated:

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